Filed Pursuant to Rule 424(b)(3)

Registration No. 333-297555

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus dated July 28, 2026)

Alpha Modus Holdings, Inc.

This prospectus supplement updates and supplements the prospectus dated July 28, 2026 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-297555). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2026 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 9 of the Prospectus.

Neither the U.S. Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 27, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2026

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2026, Alpha Modus Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with the non-U.S. investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase from the Company, an aggregate of (i) 51,621,560 shares of Class A Common Stock (the “Shares”), and (ii) warrants to purchase an additional 51,621,560 shares for a $4.36/share exercise price (the “Warrants”), for an aggregate purchase price consisting of 3,170 bitcoin (such transaction the “PIPE Financing”).

The SPA requires the Company to file within 15 days of closing the PIPE Financing a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Shares for resale by the Investors. In connection with the SPA, on August 26, 2026, the Company entered into a registration rights agreement with the Investors (the “RRA”), which requires the Company to file the Registration Statement within 15 days of closing the PIPE Financing, requires the Company to include shares issuable under the Warrants in the Registration Statement, and requires the Company to use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable.

The SPA includes customary representations, warranties and covenants by the Company, representations by the Investors that they are not U.S. persons, and customary closing conditions. The SPA prohibits, prior to earlier of 30 days following effectiveness of the Registration Statement or December 31, 2026, the issuance of any equity securities or securities convertible into equity without the prior written consent of the majority of the Investors, except for (i) the Shares, the Warrants, and shares issuable under the Warrants, (ii) shares issuable to Company directors and officers as required by the Company’s agreements with those directors and officers for the third fiscal quarter of 2026, (iii) up to 519,917 shares upon conversion of existing convertible notes or similar securities, and (iv) up to 176,890 shares upon exercise of outstanding warrants.

The Warrants have an exercise term of two years following the issuance date, are not exercisable on a cashless basis, and include a beneficial ownership limitation of 19.99% (prohibiting a holder from exercising to the Warrants to the extent the exercise would result in the holder beneficially owning in excess of 19.99% of the Company’s common stock).

The foregoing descriptions of the SPA, RRA and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, forms of which are filed as Exhibits 10.1-10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02.

At closing of the PIPE Financing, the Shares and Warrants will be issued to the Investors pursuant to the exemptions from the registration requirements of the Securities Act provided by Section 5 and Regulation S promulgated thereunder, as well as Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as the Investors are non-U.S. persons, accredited and had adequate access, through business or other relationships, to information about the Company, and the sales did not involve a public offering of securities or any general solicitation.

Item 7.01. Regulation FD Disclosure.

On August 27, 2026, the Company issued a press release announcing the PIPE Financing transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (15 U.S.C. §78u-5). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions, including with respect to the PIPE Financing and the closing thereof. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, readers should not rely on any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in the Company’s filings with the Commission, including the risk factors contained in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by these cautionary statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update these statements as a result of new information or future events, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement (Bitcoin-Backed Private Placement), dated August 26, 2026, by Alpha Modus Holdings, Inc. and the Investors

10.2	Form of Registration Rights Agreement, dated August 26, 2026, by Alpha Modus Holdings, Inc. and the Investors

10.3	Form of Warrant for the Purchase of Shares of Class A Common Stock by Alpha Modus Holdings, Inc.

99.1	Press Release dated August 27, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: August 27, 2026	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT (BITCOIN-BACKED PRIVATE PLACEMENT)

This SECURITIES PURCHASE AGREEMENT, dated as of August 26, 2026 (this “Agreement”, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time), is entered into by and among Alpha Modus Holdings, Inc., a Delaware corporation (the “Company”), and the 10 persons or entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), afforded by Regulation S promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act, with respect to offers and sales of securities occurring outside the United States;

WHEREAS, the Company is authorized to issue 200,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and 8,500,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), 7,500,000 shares of which were designated as Series C Preferred Stock; as reflected in the Company’s capitalization table dated August 24, 2026, 4,986,264 shares of Class A Common Stock were issued and outstanding as of August 24, 2026, 0 shares of Class B Common Stock were issued and outstanding as of August 24, 2026, and 0 shares of Preferred Stock were issued and outstanding as of August 24, 2026, in each case subject to confirmation by the Transfer Agent immediately prior to the Closing;

WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company, upon the terms and conditions stated in this Agreement, an aggregate of 51,621,560 newly issued shares of Class A Common Stock (the “PIPE Shares”), with each PIPE Share accompanied by one warrant to purchase one share of Class A Common Stock (each, a “Warrant”), at a purchase price of $4.36 per PIPE Share and accompanying Warrant and for an aggregate purchase price of $225,070,000, payable solely by the contribution at Closing of an aggregate of 3,170 whole Bitcoin (“BTC”) valued at the agreed reference price of $71,000 per BTC, as more fully described in this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, SCHEDULES

The foregoing recitals are true and correct and, together with the Exhibits and Schedules referred to hereafter, are incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1 “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

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2.2 “Agreement” shall have the meaning ascribed to such term in the Preamble.

2.3 “Assets” means all of the properties and assets of the Company and its Subsidiaries (as defined below), whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.4 “Business Days” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; provided, however, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee,” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day

2.5 “Investor” shall have the meaning ascribed to such term in the Preamble.

2.6 “Claims” means any Proceedings, Judgments, Obligations, known threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.7 “Class A Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.

2.8 “Class B Common Stock” means the Company’s Class B common stock, par value $0.0001 per share.

2.9 “Company” shall have the meaning ascribed to such term in the Preamble.

2.10 “Contract” means any written contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.11 “Effective Date” means the date of this Agreement.

2.12 “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.14 “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.15 “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.16 “Judgment” means any final order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.17 “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority applicable to the Company.

2.18 “Material Adverse Change” shall have the meaning ascribed to such term in Section 6.13.

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2.19 “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.20 “Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries that would entitle the holder thereof to acquire at any time shares of Class A Common Stock, including any debt, preferred stock, rights, options, warrants or other securities that are convertible into, exercisable for, exchangeable for, or otherwise entitle the holder thereof to receive shares of Class A Common Stock.

2.21 “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.22 “PIPE Share” or “PIPE Shares” means the newly issued shares of Class A Common Stock to be issued and sold to the Investors pursuant to this Agreement in the respective amounts set forth in Schedule I, with each PIPE Share accompanied by one Warrant to purchase one share of Class A Common Stock. For the avoidance of doubt, each PIPE Share and Warrant will be issued separately but must be purchased together, and no separate security designated as a unit shall be issued. 2.23 “Principal Trading Market” means The Nasdaq Capital Market, or such other principal securities exchange or trading market on which the Company’s Class A Common Stock is then listed or quoted.

2.24 “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.25 “Purchase Price” means $4.36 per PIPE Share, representing the average closing price of the Class A Common Stock for the 3 consecutive trading days immediately preceding the date of this Agreement.

2.26 “SEC” means the United States Securities and Exchange Commission.

2.27 “SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents that are either required from time to time to be or have otherwise been filed or furnished by the Company with or to the SEC, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

2.28 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.29 “Bitcoin Reference Price” means $71,000 per whole BTC, which the parties have stipulated as the agreed BTC/USD reference price for purposes of this Agreement.

2.30 “Reference Outstanding Shares” means the number of shares of Class A Common Stock actually issued and outstanding immediately prior to the Closing, as evidenced by a capitalization report certified by the Transfer Agent.

2.31 “Warrant” means a warrant, substantially in the form identified as “Form of Warrant” in Schedule II and separately issued in connection with the Closing, to purchase one share of Class A Common Stock at an exercise price per share equal to the Purchase Price, exercisable for a period of two years from the Closing Date, subject only to the adjustment provisions expressly set forth in the applicable Warrant for stock splits, combinations, stock dividends, recapitalizations and similar events and to applicable Nasdaq rules and any required Stockholder Approval.

2.32 “Warrant Share” means the share of Class A Common Stock issuable upon exercise of a Warrant.

2.33 “Stockholder Approval” means any approval of the Company’s stockholders required under the Delaware General Corporation Law, the Company’s Certificate of Incorporation and Bylaws, the applicable rules of the Principal Trading Market, including Nasdaq Listing Rule 5635, or other applicable Law in connection with the applicable issuance of the PIPE Shares, Warrants or Warrant Shares contemplated by this Agreement.

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2.34 “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever; (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever; or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.35 “Transfer Agent” means the transfer agent and registrar maintained by the Company for its Class A Common Stock, or any duly appointed successor transfer agent.

2.36 “Transaction Documents” means this Agreement, its Schedule I, Schedule II and Schedule III, the separate Form of Warrant identified in Schedule II, each Warrant issued pursuant to this Agreement, the applicable Investor signature pages, any separate registration rights agreement executed in connection with the Registration Statement, and the customary transfer, custody and closing documents necessary to consummate the purchase and sale of the PIPE Shares and Warrants for BTC.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the Exhibits or Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes,” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE

4.1 Sale and Issuance of PIPE Shares and Warrants. Subject to the terms and conditions of this Agreement, each Investor, severally and not jointly, agrees to purchase, and the Company agrees to sell and issue to such Investor, the respective number of PIPE Shares (the “Respective Number of PIPE Shares”) set forth opposite such Investor’s name on Schedule I at the Purchase Price, with each PIPE Share accompanied by one Warrant to purchase one share of Class A Common Stock. Each of the 10 Investors shall receive the same whole number of PIPE Shares and shall contribute the same whole number of BTC. At the Closing, the Company shall issue to each Investor the Respective Number of PIPE Shares and the corresponding Warrants.

4.2 Closing. The purchase, sale and issuance of the PIPE Shares and Warrants (the “Closing”) shall take place remotely by the exchange of documents and the transfer of BTC in accordance with Section 4.5 within 12 Business Days after the date of this Agreement, or on another date as the Company and the Investors mutually agree in writing (the “Closing Date”), subject to satisfaction or waiver, to the extent legally permissible, of the applicable conditions set forth herein.

4.3 Issuance of PIPE Shares and Warrants. At the Closing, the Company shall issue to each Investor the number of PIPE Shares and corresponding Warrants determined by the number of PIPE Shares set forth opposite such Investor’s name on Schedule I, with one Warrant issued for each PIPE Share. The exercise price of each Warrant shall be equal to the Purchase Price, and each Warrant shall be exercisable for a period of two years from the Closing Date, subject to the structural adjustment provisions expressly set forth in the applicable Warrant. The PIPE Shares shall be issued in book-entry form through the Transfer Agent, and the Warrants shall be issued substantially in the separate Form of Warrant identified in Schedule II.

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4.4 Purchase Price. The purchase price per PIPE Share and its accompanying Warrant shall be $4.36. The aggregate purchase price payable by the Investors for the PIPE Shares and accompanying Warrants to be purchased pursuant to this Agreement (the “Aggregate Purchase Price”) shall be $225,070,000. The Purchase Price per PIPE Share is rounded to two decimal places. The Aggregate Purchase Price shall be satisfied solely by the contribution of Bitcoin by the Investors. For purposes of determining the Bitcoin contribution, the Bitcoin Reference Price shall be $71,000 per Bitcoin, resulting in an aggregate contribution of 3,170 whole Bitcoin, with each Investor contributing 317 whole Bitcoin. The number of PIPE Shares has been rounded up to the nearest whole share. Accordingly, the product of 51,621,560 PIPE Shares and the stated Purchase Price of $4.36 per PIPE Share is $225,070,001.60, which exceeds the Aggregate Purchase Price by $1.60 solely as a result of whole-share rounding. The parties agree that such rounding difference shall not increase or otherwise alter the Aggregate Purchase Price, the number of Bitcoin to be contributed, or the exercise price of the Warrants. The Respective Number of PIPE Shares, purchase price and Bitcoin contribution are set forth opposite each Investor’s name on Schedule I attached hereto and incorporated herein by reference. The aggregate purchase price payable by each Investor for such Investor’s Respective Number of PIPE Shares and accompanying Warrants shall be $22,507,000, payable in 317 whole Bitcoin as set forth opposite such Investor’s name on Schedule I hereto (the “Respective Purchase Price”).

4.5 Form of Payment; Delivery. On or before the Closing Date, each Investor shall transfer its Respective Purchase Price, consisting solely of the whole number of BTC set forth opposite its name on Schedule I, directly to an independent BTC custody wallet of the Company or any of its Subsidiaries. No cash payment or other consideration is required from an Investor at the Closing.

4.6 Deliveries.

(a) On or prior to the Closing Date, subject to the conditions precedent in Article VIII, the Company shall deliver or cause to be delivered to each Investor the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of irrevocable instructions to the Transfer Agent, effective upon the Closing and confirmed receipt of the applicable Investor’s BTC contribution, directing the Transfer Agent to deliver evidence of the issuance of that Investor’s PIPE Shares in DRS book-entry form, together with a Warrant issued in the Investor’s name substantially in the separate Form of Warrant identified in Schedule II;

(iii) evidence of the Company’s authorization of this Agreement and the issuance of the PIPE Shares and Warrants, together with any Stockholder Approval or Nasdaq notification required for such issuance at the Closing; and

(iv) a current capitalization report certified by the Transfer Agent confirming sufficient authorized and unissued shares of Class A Common Stock for the PIPE Shares and the Warrant Shares.

(b) On or prior to the Closing Date, subject to the conditions precedent in Article IX, each Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Investor; and

(ii) such Investor’s Respective Purchase Price in full, paid in Bitcoin, pursuant to Section 4.4.

ARTICLE V
INVESTOR’S REPRESENTATIONS AND WARRANTIES

Each Investor represents and warrants to the Company, that the statements contained in this Article V are true and correct as of the date hereof and the Closing Date:

5.1 Investment Purpose. Each Investor is acquiring the PIPE Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, each Investor reserves the right to dispose of the PIPE Shares at any time in accordance with or pursuant to an effective registration statement covering such PIPE Shares or an available exemption under the Securities Act.

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5.2 Non-U.S. Person Status. Each Investor represents and warrants to the Company as follows: (i) the Investor is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S; (ii) at the time the buy order for the PIPE Securities was originated, the Investor was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement; (iii) the Investor is purchasing the PIPE Securities for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States.

5.3 No Distribution. Each Investor is acquiring the PIPE Shares and Warrants, and will acquire any Warrant Shares issued upon exercise, solely for its own account and not with a view toward, or for resale in connection with, any public sale or distribution in violation of applicable securities laws, except pursuant to an effective registration statement or an available exemption from registration under the 1933 Act. Such Investor does not presently have any agreement or understanding with any Person to distribute the PIPE Shares, Warrants or Warrant Shares in violation of applicable securities laws. 5.4 Information. Each Investor and its advisors, if any, have received all information regarding the Company’s business, finances, operations and SEC Documents that such Investor reasonably requested, have had the opportunity to ask questions of the Company, and understand that an investment in the PIPE Shares and Warrants involves a high degree of risk. Each Investor has sufficient financial sophistication to evaluate the merits and risks of the investment and has sought the accounting, legal and tax advice it considered necessary.

5.5 No Governmental Review. Each Investor understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the PIPE Shares, or the fairness or suitability of the investment in the PIPE Shares, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the PIPE Shares.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Investor and is a valid and binding agreement of each Investor, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7 General Solicitation. Each Investor is not purchasing the PIPE Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Each Investor represents that it has a relationship with the Company preceding the offering of the PIPE Shares.

5.8 Organization and Authority of Investor. Each Investor is an individual or is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation. Each Investor has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Investor of this Agreement, the performance by each Investor of its obligations hereunder, and the consummation by each Investor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Investor.

5.9 No Conflicts; Consents. The execution, delivery and performance by Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, limited liability company agreement, or other governing documents of Investor; (b) violate or conflict with any provision of any Law or Governmental Authority applicable to Investor; (c) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Investor is a party; or (d) require any consent, permit, Governmental Authority, filing or notice from, with or to any Governmental Authority; except, in the cases of clauses (b) and (c), where the violation, conflict, acceleration or failure to obtain consent or give notice would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby and, in the case of clause (d), where such consent, permit, Governmental Authority’s order, filing or notice which, in the aggregate, would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby.

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5.10 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms, which terms include definitive pricing terms, of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.11 Independent Advice. Each Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to each Investor in connection with the purchase of the PIPE Shares constitutes legal, tax or investment advice.

5.12 No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement neither such Investor nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

5.13 Validity; Enforcement. This Agreement to which the Investor is a party has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.14 Sanctions. The Investor is not nor is any person or entity controlling, controlled by or under common control with the Investor, acting, directly or indirectly (i) in contravention of any Applicable Laws and regulations, including anti-money laundering, countering the financing of terrorism and non-proliferation regulations or conventions; (ii) on behalf of terrorist or terrorist organizations; (iii) a person or entities that is/are: (A) included on the List of Specially Designated Nationals and Blocked Persons maintained by the US Treasury Department’s Office of Foreign Assets Control (OFAC) or on any list pursuant to European Union (EU) and/or United Kingdom (UK) regulations; (B) operationally based or domiciled in a country or territory in relation to which sanctions imposed by the United Nations (whether through the Security Council or otherwise), OFAC, the EU and/or the UK apply; or (C) otherwise pursuant to sanctions imposed by the United Nations, OFAC, the EU or the UK; (iv) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure; (v) for a politically exposed person, a family member of a politically exposed person or a close associate of a politically exposed person; or (vi) as trustee, agent, representative or nominee for a unregulated foreign banking institution.

5.15 Source of BTC. Each Investor represents and warrants that the BTC contributed as its Respective Purchase Price is legally and beneficially owned by that Investor, was obtained through lawful means, is not derived from criminal or unlawful activity, is not subject to any freezing, restraint or recovery order, and may be transferred to the Company or any of its Subsidiaries in compliance with applicable United States anti-money-laundering, sanctions and financial-crime laws.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth and disclosed in the Company’s disclosure schedules (“Schedules”) attached to this Agreement and made a part hereof, the Company hereby makes the following representations and warranties to each Investor as of the Effective Date and the Closing Date. The Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article VI and certain other sections of this Agreement, and the disclosures in any section or subsection of the Schedules shall qualify other sections and subsections in this Article VI only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

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6.1 Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware as of the date hereof, and each subsidiary of the Company (“Subsidiary”) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change.

6.2 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.

6.3 Capitalization. The Company’s authorized, issued and outstanding capital stock is set forth in the Disclosure Schedules and its SEC Documents. The Company is authorized to issue 200,000,000 shares of Class A Common Stock, par value $0.0001 per share, 20,000,000 shares of Class B Common Stock, par value $0.0001 per share, and 8,500,000 shares of preferred stock, par value $0.0001 per share 7,500,000 shares of which were designated as Series C Preferred Stock. The Company’s capitalization table dated August 24, 2026 states that 4,986,264 shares of Class A Common Stock were issued and outstanding as of August 24, 2026 (and no shares of Class B Common Stock or preferred stock were issued and outstanding), subject to an updated capitalization report certified by the Transfer Agent immediately before the Closing. Existing options, historical warrants, convertible securities, preferred stock and other Common Stock Equivalents, if any, are disclosed in the SEC Documents and the current capitalization report and are distinct from the new Warrants issued pursuant to this Agreement.

6.4 Valid Issuance of Outstanding Securities. All securities of the Company issued and outstanding before the transactions contemplated by this Agreement were duly authorized, validly issued and fully paid. Their holders have no rights of rescission or personal liability by reason of such ownership, and those securities were not issued in violation of applicable preemptive or similar contractual rights. The authorized shares of Class A Common Stock conform in all material respects to their description in the SEC Documents. The offers and sales of the outstanding shares of Class A Common Stock were registered under the Securities Act and applicable state securities laws or were exempt from those registration requirements.

6.5 Authorization; Enforceability. The Company has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to any Stockholder Approval required for the applicable issuance. This Agreement has been duly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to customary bankruptcy and equitable-principles exceptions. The issuance of the PIPE Shares and Warrant Shares shall be duly authorized at the applicable time of issuance, subject to the availability of sufficient authorized and unissued Class A Common Stock. The Company’s Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Class A Common Stock.

6.6 No Conflicts. Subject to any Stockholder Approval and third-party consent required for the applicable issuance, the execution, delivery and performance by the Company of this Agreement and the Warrants, the issuance of the PIPE Shares and Warrants, and the issuance of Warrant Shares upon exercise do not and will not (i) result in a material breach of, or default under, any material agreement binding on the Company; (ii) violate the Company’s Certificate of Incorporation or Bylaws; or (iii) violate any applicable Law, judgment or order. The Company shall not issue shares in excess of its authorized and unissued Class A Common Stock.

6.7 Issuance of PIPE Securities. The PIPE Shares, Warrants and Warrant Shares (collectively, the “PIPE Securities” or “Securities”) will be duly authorized at the applicable time of issuance, subject to any required Stockholder Approval. When the PIPE Shares and Warrants are issued against the contribution of BTC in accordance with this Agreement, and when the Warrant Shares are issued upon valid exercise and payment of the exercise price, the applicable shares will be validly issued, fully paid, non-assessable and free and clear of Encumbrances other than customary transfer restrictions arising under applicable securities laws and the Transaction Documents. The Company shall reserve sufficient authorized and unissued shares of Class A Common Stock for the PIPE Shares and all Warrant Shares.

6.8 Reserved.

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6.9 Independent Registered Public Accounting Firm. To the Company’s knowledge, MaloneBailey, LLP (the “Auditor”), whose audit report is included in the Company’s SEC Documents, is an independent registered public accounting firm registered with, and in good standing with, the Public Company Accounting Oversight Board as of the date hereof.

6.10 Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the SEC Documents are legal, valid and binding Obligations of the Company enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.11 No Violation or Default. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.12 Compliance with Laws. Each of the Company and its Subsidiaries: (A) is and at all times has been in compliance with all laws, statutes, rules, or regulations applicable to the Company and the Company’s business (“Applicable Laws”); (B) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) provided that the Company receives the Stockholder Approval, possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any business operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (F) provided that the Company receives the Stockholder Approval, has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), in each case to the extent of a Material Adverse Change.

6.13 No Material Adverse Change. Subsequent to the SEC Documents, except as otherwise specifically stated therein, (i) there has been no material adverse change in the Company’s financial position, results of operations, business or assets (a “Material Adverse Change”), and (ii) the Company has not entered into any material transaction outside the ordinary course of business other than the issuance of PIPE Shares contemplated by this Agreement.

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6.14 Financial Statements. The financial statements included in the SEC Documents, including the notes thereto and supporting schedules included in the SEC Documents (the “Financial Statements”), fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with GAAP, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the SEC Documents present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the SEC Documents under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the SEC Documents have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the SEC Documents discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the SEC Documents; (a) neither the Company nor any of its direct and indirect subsidiaries (including, for this purpose, any variable interest entities), including each entity disclosed or described in the SEC Documents as being a Subsidiary, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its Class A Common Stock or any other equity securities; (c) there has not been any change in the Class A Common Stock of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any stock compensation plan; and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

6.15 Reserved.

6.16 Consents and Permits. Except as described in the SEC Documents, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to result in a Material Adverse Change.

6.17 Intellectual Property Rights. The Company and each of its Subsidiaries own or possesses or have valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the SEC Documents. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the SEC Documents will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 6.17, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 6.17, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 6.17, reasonably be expected to result in a Material Adverse Change; and (E) to the knowledge of the Company, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. All material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the SEC Documents and are not described therein. The SEC Documents contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

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6.18 Certain Market Activities. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

6.19 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to each Investor, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries; and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

6.20 Reserved.

6.21 Accounting Controls. Except as set forth in the SEC Documents, the Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) to the extent required by the Exchange Act that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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6.22 Sarbanes-Oxley Compliance.

(a) Disclosure Controls. Except as set forth in the SEC Documents, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(b) Compliance. Except as disclosed in its SEC reports, the Company has been, and on the Closing Date, will be, in compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

6.23 No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries, which are expected to have a material adverse effect on the Company, exists or is, to the Company’s knowledge, imminent.

6.24 Investment Company Act. The Company is not, and immediately following receipt of the BTC consideration and its treatment as corporate assets in accordance with applicable accounting guidance will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

6.25 Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds from the issuance, sale and delivery of the PIPE Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Class A Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board

6.26 Insurance. Except as disclosed in the SEC Documents, the Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate in view of balancing of the costs of insurance, the risks of loss and its benefits to the Company, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

6.27 Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a Material Adverse Change; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.

6.28 Compliance with OFAC. None of the Company and its Subsidiaries or any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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6.29 Related-Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the SEC Documents that have not been described as required under Regulation S-K.

6.30 Reserved.

6.31 Employment Matters.

(a) The Company is not a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its employees. During the recent two fiscal years, there has not been, nor, to the Company’s knowledge, has there been any threat of, any strike, slowdown, work stoppage, picketing or other similar labor disruption or dispute affecting the Company.

(b) The Company is in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company. There are no actions against the Company pending, or to the Company’s knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitral tribunal in connection with the employment or termination of employment of any current or former employee of the Company, including, without limitation, any action relating to unfair labor practices, employment discrimination, harassment, retaliation, leave, accommodation, minimum wages, overtime compensation, hazardous work conditions, equal pay or any other hiring, employment or employment termination related matter arising under applicable Laws.

(c) The representations and warranties set forth in this Section 6.31 are the Company’s sole and exclusive representations and warranties regarding employment matters.

6.32 Reserved.

6.33 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated under this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Company’s public filings. The Company understands and confirms that Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to Investor regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading..

6.34 No Integrated Offering. Assuming the accuracy of Investor’s representations and warranties set forth in Section V, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the PIPE Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act that would require the registration of the PIPE Securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

6.35 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the PIPE Shares hereunder; (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

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6.36 Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any subsidiary, threatened.

6.37 Reserved.

6.38 No Brokers or Finders. None of the Company or any of its Subsidiaries has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by any of the Transaction Documents whose fees the Investors would be required to pay.

ARTICLE VII
COVENANTS

7.1 Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions as provided in Articles VIII and IX of this Agreement prior to the Closing Date.

7.2 Affirmative Covenants.

(a) Reporting Status; Listing. Until the earlier of two years after the Closing Date or the date on which the Investors no longer hold any PIPE Shares, Warrants or Warrant Shares, the Company shall (i) timely file all reports required under the Securities Act, the Exchange Act and the rules of the Principal Trading Market; (ii) maintain its status as a reporting company under the Exchange Act to the extent required by applicable Law; and (iii) timely submit all required listing-of-additional-shares notifications and use commercially reasonable efforts to secure and maintain the listing and trading of the Class A Common Stock, the PIPE Shares and the Warrant Shares on the Principal Trading Market.

7.3 Registration Rights. The Company shall, at its sole cost and expense, prepare and file with the SEC a registration statement on Form S-3, if the Company is then eligible to use Form S-3 for such registration, or otherwise on Form S-1 (the “Registration Statement”) covering the resale of all of the PIPE Shares, except that Company shall register a lesser number of shares if the SEC issues comments orally or in writing requiring the cutback of the number of shares being registered. The Registration Statement may include shares issuable upon exercise of outstanding warrants, to the extent permitted by applicable securities laws and SEC guidance. The Company shall make such filing within 15 calendar days after issuance of the PIPE Shares at the Closing, subject only to the Investors’ timely delivery of reasonably requested selling-stockholder information. The Registration Statement shall constitute a secondary resale registration statement only. The Company shall use commercially reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable and to maintain its effectiveness for the period specified in any separate registration rights agreement or, absent such agreement, until all shares covered thereby have been sold or may be resold without registration and without volume or manner-of-sale restrictions. The Company shall bear all legal, accounting, filing and other reasonable expenses of preparing, filing and maintaining the Registration Statement, excluding each Investor’s own selling commissions and separate counsel fees.

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7.4 Public Disclosure of Investors. The Company shall not publicly disclose the name of each Investor, or include the name of each Investor in any filing with the SEC or any regulatory agency or Principal Trading Market, without the prior written consent of such Investor except: (a) as required by federal securities law, (b) to the extent such disclosure is required by Law or Principal Trading Market regulations, (c) in response to a request, inquiry, examination, investigation or comment from the SEC, any Principal Trading Market or any other governmental, regulatory or self-regulatory authority having jurisdiction over the Company or the transactions contemplated hereby, or (d) as otherwise required by applicable law, regulation, court order or legal process.

7.5 Removal of Legends.

(a) The PIPE Shares, Warrants and Warrant Shares may be offered, sold or transferred only in compliance with applicable federal and state securities laws. For a transfer other than pursuant to an effective registration statement or an available exemption, the Company may request an opinion of counsel reasonably satisfactory to the Company confirming that the transfer does not require registration under the Securities Act.

(b) [Reserved].

7.6 Stockholder Approval. If Stockholder Approval is required for the issuance of the PIPE Shares or Warrants, the Company shall use commercially reasonable efforts to obtain such approval by the time required under applicable Law and the rules of the Principal Trading Market. Any Stockholder Approval required for the issuance of Warrant Shares upon exercise of a Warrant shall be obtained by the time required for the applicable exercise.

7.8 Reserved Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Class A Common Stock as is sufficient to permit the exercise in full of all outstanding Warrants, subject to applicable Law, the Company’s Certificate of Incorporation and Bylaws and the rules of the Principal Trading Market. The Company shall, from time to time, promptly take all actions necessary to maintain sufficient authorized and unissued Class A Common Stock for such purpose.

7.9 Listing of PIPE Shares and Warrant Shares. The Company shall timely submit any Nasdaq Listing of Additional Shares notification and other listing materials required for the PIPE Shares and Warrant Shares and shall use commercially reasonable efforts to maintain the eligibility of such shares for listing on the Principal Trading Market.

7.10 Limitation on Additional Issuances. From and after the date of this Agreement and through the earlier of 30 days following effectiveness of the Registration Statement and December 31, 2026, the Company shall not, without the prior written consent of a majority of the Investors, issue any shares or securities convertible into or exercisable for shares, except for (i) the PIPE Shares, Warrants and Warrant Shares contemplated by this Agreement; (ii) shares for director and officer stock issuances as required by the Company’s agreements with those directors and officers and currently expected to be approximately 42,901 shares for the third fiscal quarter of 2026 (but which precise number of shares is not currently determinable as it is based on the Company’s closing stock prices as of the end of the quarter); (iii) up to 519,917 shares upon conversion of existing convertible notes; and (iv) up to 176,890 shares upon exercise of existing warrants, in each case under clauses (ii) through (iv) as identified in the Company’s capitalization table dated August 24, 2026, attached as Schedule III. This restriction applies to Class B Common Stock and Preferred Stock, including any newly designated series of Preferred Stock.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the PIPE Shares to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1 Each Investor shall have executed this Agreement, and delivered it to the Company.

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8.2 Each Investor shall acknowledge that it has read the definition of non-U.S. persons set forth in Exhibit A and hereby represents that it is a non-U.S. person.

8.3 Each Investor shall have paid the Respective Purchase Price to the Company or any of its Subsidiaries in accordance with Sections 4.4 and 4.5 above.

8.4 Reserved.

8.5 Each Investor’s representations and warranties shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Investor at or prior to the applicable Closing Date.

8.6 The Company shall have obtained all governmental, regulatory or third-party consents and approvals necessary for the sale of the PIPE Shares.

8.7 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

8.8 Trading in the Class A Common Stock shall not have been suspended by the SEC or any Principal Trading Market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement.

8.9 The Company shall have received reasonable know-your-customer, anti-money-laundering, sanctions-screening and BTC source-of-funds documentation for the applicable Investor.

8.10 The Company shall have confirmed that the applicable Investor’s contribution consists of the whole number of BTC specified for that Investor in Schedule I.

ARTICLE IX

CONDITIONS PRECEDENT TO EACH INVESTOR’S OBLIGATIONS TO PURCHASE

The obligation of each Investor hereunder to purchase the PIPE Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for each Investor’s sole benefit and may be waived by each Investor at any time in its sole discretion:

9.1 The Company shall have executed this Agreement and delivered the same to each Investor.

9.2 The representations and warranties of the Company and each of the Subsidiaries shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and each of the Subsidiaries shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and the Subsidiaries at or prior to the Closing Date.

9.3 No event shall have occurred which could reasonably be expected to result in a Material Adverse Change.

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9.4 On the Closing Date, the Company shall have delivered all the deliverables set forth in Section 4.6(a) to the other Parties.

9.5 The Company shall have obtained the corporate authorizations and any Stockholder Approval required for the issuance of the PIPE Shares and Warrants at the Closing and shall have submitted any Nasdaq notification required to be submitted by the Closing.

9.6 The Company shall have delivered a current capitalization report certified by the Transfer Agent confirming the Reference Outstanding Shares and the availability of sufficient authorized and unissued Class A Common Stock for issuance of the PIPE Shares and reservation of all Warrant Shares.

9.7 The Company shall have obtained all approvals, authorizations, notifications, confirmations and clearances required by the Principal Trading Market in connection with the transactions contemplated by this Agreement, including the issuance, listing and trading of the PIPE Shares, and no objection shall have been raised by the Principal Trading Market that would prohibit or delay the consummation of the transactions contemplated hereby.

9.8 The Company shall have delivered irrevocable instructions to the Transfer Agent authorizing issuance of the applicable PIPE Shares at the Closing and the applicable Warrant Shares upon valid exercise.

ARTICLE X
TERMINATION

10.1 Termination. The obligations of the Company, on one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(a) Upon the mutual written consent of the Company and all the Investors;

(b) By the Company if the Closing has not occurred on or prior to the Closing Date; or

(c) By either the Company or any Investor (with respect to itself only) if the other party breaches any of its representations, warranties, covenants, or agreements contained in this Agreement or the other Transaction Documents, provided that the terminating party has not breached the Agreement and other Transaction Documents.

10.2 Consequences of Termination. Nothing in Article X of this Agreement shall release any party from any liability for breach by such party of the terms and provisions of this Agreement.

ARTICLE XI

WARRANT REGISTER, TRANSFER AGENT INSTRUCTIONS; LEGENDS

11.1 Stock and Warrant Registers. The Company shall cause the Transfer Agent to maintain an accurate stock ledger identifying the record holder of each PIPE Share and Warrant Share and shall maintain an accurate Warrant register identifying each Investor, the number of Warrants held by that Investor, the corresponding number of Warrant Shares issuable upon exercise and any permitted subsequent transfer. Each Investor may inspect its own records during normal business hours upon reasonable notice.

11.2 Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent in a form reasonably acceptable to the Investors (the “Irrevocable Transfer Agent Instructions”) to issue and register (i) the PIPE Shares in the name of the applicable Investor or its permitted nominee following receipt of that Investor’s BTC contribution and (ii) the Warrant Shares following valid exercise of the applicable Warrant and payment of its exercise price. The PIPE Shares and Warrant Shares shall be delivered in DRS book-entry form or, when eligible, through The Depository Trust Company (“DTC”). The Company shall not provide instructions inconsistent with this Agreement or the Warrants other than customary stop-transfer instructions required by applicable securities laws. Upon any permitted resale under an effective Registration Statement, Rule 144 or another available exemption, the Company shall promptly instruct the Transfer Agent to effect the transfer and remove any restrictive legend when legally permitted. The Company shall bear all Transfer Agent fees, DTC fees and other ordinary costs associated with the issuance of the PIPE Shares and Warrant Shares and the removal of legends in accordance with this Agreement. Each Investor is entitled to customary specific performance and injunctive relief for a material breach of this Section.

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11.3 Legends. The Investors understand that the PIPE Shares and Warrants are issued, and the Warrant Shares will be issued, in reliance on an exemption from registration under the Securities Act and applicable state securities laws and that, unless otherwise permitted by this Agreement, the Warrants or applicable Law, certificates or book-entry positions evidencing those securities shall bear a customary restrictive legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN EACH CASE IN ACCORDANCE WITH APPLICABLE LAW. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

11.4 Removal of Legends. A restrictive legend shall not be required for PIPE Shares or Warrant Shares to the extent (i) the applicable shares are sold pursuant to an effective Registration Statement or another effective registration statement; (ii) the shares are sold or are then eligible for resale under Rule 144 without the applicable restriction; (iii) counsel reasonably acceptable to the Company confirms that a proposed transfer may lawfully occur without registration; or (iv) the legend is otherwise not required under applicable securities laws. Following receipt of the documents reasonably required to establish that a legend may be removed, the Company shall, no later than 2 Business Days thereafter or any earlier deadline required by applicable Law, instruct the Transfer Agent to deliver the applicable PIPE Shares or Warrant Shares without the restrictive legend by DTC credit, if eligible, or otherwise in book-entry or certificated form. The Company shall pay ordinary Transfer Agent and DTC fees associated with the removal of such legends.

11.5 FAST Compliance. While any PIPE Securities remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

ARTICLE XII
INDEMNIFICATION

12.1 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

12.2 Indemnification by the Company. Subject to the other terms and conditions of this Article XII, from and after the Closing, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor Party in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such shareholder or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to each Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing; (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel; or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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12.3 Indemnification by Investor. Subject to the other terms and conditions of this Article XII, from and after the Closing, Investor shall indemnify the Company against, and shall hold the Company harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Company based upon, arising out of or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Investor contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Investor pursuant to this Agreement.

12.4 Certain Limitations. The indemnification provided for in Sections 12.2 and 12.3 shall be subject to the following limitations:

(a) The aggregate amount of all Losses for which a party shall be liable pursuant to this Article XII shall not exceed the proceeds actually received under this Agreement.

(b) In no event shall any party be liable to any other party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c) Payments by a party pursuant to this Article XII in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the indemnified party in respect of any such claim. The indemnified party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d) Each Indemnified Party shall take all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

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ARTICLE XIII
MISCELLANEOUS

13.1 Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company, to:	Alpha Modus Holdings, Inc.
20311 Chartwell Center Dr., #1469, Cornelius, NC 28031
	Attn:	William Alessi
	Telephone:	+1 (704) 252-5050
	Email:	ir@alphamodus.com
with a copy (which shall not constitute notice) to:	Brunson Chandler & Jones, PLLC Walker Center | 5th Floor, 175 S. Main Street, Suite 500 | Salt Lake City, UT 84111
	Attention:	Lance Brunson
	Email:	lance@bcjlaw.com

If to each Investor:	To the applicable Investor at the address set forth on that Investor’s signature page.

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a business day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed that the notice has been received by the other party.

13.2 Entire Agreement. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein; provided, however, except as explicitly stated herein, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements each Investor has entered into with, or any instruments each Investor has received from, the Company prior to the date hereof with respect to any prior investment made by each Investor in the Company or (ii) waive, alter, modify or amend in any respect any Obligations of the Company, or any rights of or benefits to each Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and each Investor, or any instruments each Investor received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

13.3 Successors and Assigns. This Agreement, and any and all rights, duties and Obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of each Investor. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

13.4 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

13.5 Amendment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Investor.

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13.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

13.7 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

13.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

13.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page to the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude each Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to each Investor, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of each Investor. THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

13.11 Survival. The representations and warranties contained herein shall survive the Closing.

13.12 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

13.13 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

13.14 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

13.15 Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of each Investor to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement. The Company covenants to each Investor that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by each Investor and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Investor of this Agreement shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary, and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to each Investor that is requested by each Investor to enable each Investor to confirm the Company’s compliance with the terms and conditions of this Agreement (including, without limitation, compliance with Section 1 hereof). The issuance of shares and certificates for shares as contemplated hereby upon Closing shall be made without charge to each Investor or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than each Investor or its agent on its behalf.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.

COMPANY: ALPHA MODUS HOLDINGS, INC.

By:
Name:	William Alessi
Title:	President and Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.

Investor:
[Name]

By:
Name:
Title:
Address:

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Exhibit A

NON-U.S. PERSON REPRESENTATION

Each Investor indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the PIPE Securities, such person or entity was outside the United States.

2.	Such person or entity is acquiring the PIPE Securities for such Investor’s own account, for investment and not for distribution or resale to others and is not purchasing the PIPE Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the PIPE Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the PIPE Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the PIPE Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the PIPE Securities and is not acting as a Distributor of such securities.

5.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the PIPE Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the PIPE Securities substantially in the form set forth in Section 11.3.

7.	Such person or entity is not acquiring the PIPE Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the PIPE Securities.

10.	Such person or entity understands the various risks of an investment in the PIPE Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the PIPE Securities.

11.	Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the PIPE Securities.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the PIPE Securities.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.	Such person or entity will not sell or otherwise transfer the PIPE Securities unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the PIPE Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

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SCHEDULE I

SCHEDULE OF INVESTORS, PIPE SHARES AND BTC CONTRIBUTIONS

Pricing assumptions: 4,986,264 pre-Closing Class A shares; $4.36 per PIPE Share and accompanying Warrant; $71,000 per BTC; 56,607,824 post-Closing Class A shares (after PIPE share issuances but before any additional issuances after August 24, 2026).

Investor	PIPE Shares	Reference Value (USD)	BTC
*	*	*	*
TOTAL	51,621,560	$225,070,000	3,170 BTC

Each PIPE Share is accompanied by one Warrant to purchase one share of Class A Common Stock. The exercise price of each Warrant is equal to the Purchase Price, and each Warrant is exercisable for a period of two years from the Closing Date. The PIPE Share amounts shown above are whole-share amounts rounded up as described in Section 4.4; the resulting nominal $1.60 aggregate share-value difference does not alter the Aggregate Purchase Price of $225,070,000 or the aggregate Bitcoin contribution of 3,170 BTC.

Applicable exemption status must be confirmed before execution. All share figures remain subject to a closing-date Transfer Agent capitalization certificate.

* redacted pursuant to Item 601(a)(5) of Reg. S-K.

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SCHEDULE II

Form of Warrant

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SCHEDULE III

CAPITALIZATION TABLE AS OF AUGUST 24, 2026

[redacted pursuant to Item 601(a)(5) of Reg. S-K]

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DISCLOSURE SCHEDULES

Section 6.3 — Capitalization

The Company’s Certificate of Incorporation authorizes 200,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and 8,500,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), 7,500,000 shares of which were designated as Series C Preferred Stock. The Company’s capitalization table dated August 24, 2026 reports 4,986,264 shares of Class A Common Stock issued and outstanding as of August 24, 2026; Class B Common Stock and Preferred Stock outstanding were both 0 as of August 24, 2026. All issued-and-outstanding figures shall be reconfirmed by the Transfer Agent immediately prior to the Closing. Each PIPE Share issued pursuant to this Agreement shall be accompanied by one Warrant, and the Company shall reserve sufficient authorized and unissued Class A Common Stock for issuance of the Warrant Shares upon exercise. Existing preferred stock, options, historical warrants, convertible instruments and other Common Stock Equivalents, if any, are disclosed in the SEC Documents and the final Transfer Agent capitalization report and are distinct from the Warrants issued pursuant to this Agreement.

Authorized Class A Common Stock: 200,000,000	Par value: $0.0001 per share
Pre-Closing Class A Common Stock outstanding: 4,986,264	Capitalization table reference date: August 24, 2026; Transfer Agent confirmation required
Authorized Class B Common Stock: 20,000,000	Class B Common Stock outstanding: 0 as of August 24, 2026
PIPE Shares to be issued: 51,621,560	Class A shares outstanding after Closing: 56,607,824
Aggregate BTC consideration: 3,170 BTC	Existing Common Stock Equivalents, if any, are disclosed in the SEC Documents and closing capitalization report.

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Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of August 26, 2026 is by and among each person named on the signature page hereto (each, an “Investor” and collectively, the “Investors”), and Alpha Modus Holdings, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company and the Investors have entered into that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Investors certain shares of Common Stock and accompanying warrants in accordance with the terms of the Purchase Agreement.

WHEREAS, pursuant to the terms of, and in consideration for the Investors entering into, the Purchase Agreement, and to induce the Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investors hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

“Business Day” means any day other than Saturday, Sunday, or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Claims” shall have the meaning assigned to such term in Section 6(a).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Company Party” shall have the meaning assigned to such term in Section 6(b).

“Current Public Information Failure” shall have the meaning assigned to such term in Section 2(g).

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system.

“Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

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“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency, or authority.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to a Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

“Registrable Securities” means (i) the PIPE Shares (as defined in the Purchase Agreement) issued to the Investors pursuant to the Purchase Agreement, (ii) any shares of Common Stock issued or issuable upon exercise of warrants issued to the Investors pursuant to the Purchase Agreement (the “Warrant Shares”), or (iii) any Common Stock issued or issuable with respect to the securities referred to in the preceding clauses (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earlier of the (i) two year anniversary of the Effective Date or (ii) on such date that such Investor may sell all of the Registrable Securities owned by such Investor pursuant to Rule 144 of the Securities Act without any restrictions as to volume or manner of sale or otherwise.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investors of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

“Registration Period” shall have the meaning assigned to such term in Section 3(a).

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

“Securities Act” means the Securities Act of 1933, as amended.

“Staff” shall have the meaning assigned to such term in Section 2(e).

“Violations” shall have the meaning assigned to such term in Section 6(a).

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2. Registration.

(a) Mandatory Registration. At the Company’s own expense, the Company shall prepare and, as soon as practicable, but in no event later than fifteen (15) calendar days after issuance of the PIPE Shares at the Closing (the “Filing Deadline”), subject to the Investors’ timely delivery of reasonably requested selling-stockholder information, file with the Commission an initial Registration Statement on Form S-3, if the Company is then eligible to use Form S-3 for such registration, or otherwise on Form S-1, covering the resale of all of the Registrable Securities, subject to Section 2(e). The Registration Statement shall include the Warrant Shares, to the extent permitted by applicable securities laws and Commission guidance. Each Registration Statement shall constitute a secondary resale registration statement only. Such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, shall contain (except if otherwise directed by the Investors) the “Selling Stockholder” and “Plan of Distribution” sections. The Company shall use its commercially reasonable efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, declared effective by the Commission as soon as practicable.

(b) Reserved.

(c) Sufficient Number of Shares Registered. In the event the number of shares available under any Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement, the Company shall amend such Registration Statement (if permissible), or file with the Commission a new Registration Statement on Form S-3, if the Company is then eligible to use Form S-3 for such registration, or otherwise on Form S-1, or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event not later than fifteen (15) Business Days after the necessity therefor arises (but taking account of any Staff position with respect to the date on which the Staff will permit such amendment to the Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the Commission). The Company shall use its commercially best efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable and following the filing thereof with the Commission.

(d) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c) without consulting the Investors prior to filing such Registration Statement with the Commission.

(e) SEC Comments. If the staff of the Commission (the “Staff”) requires, orally or in writing, that the number of Registrable Securities included in a Registration Statement be reduced, the Company may register such lesser number of Registrable Securities as required by the Staff.

(f) Ineligibility to Use Form S-3. In the event that the Company files a Form S-1 for the registration of the resale of Registrable Securities hereunder, the Company may in its discretion convert the Registration Statement on Form S-1 (and any subsequent Registration Statement) to a Registration Statement on Form S-3 after the Company is eligible to use Form S-3; provided that the Company shall maintain the effectiveness of all Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the resale of all the Registrable Securities has been declared effective by the Commission and the Prospectus contained therein is available for use.

(g) Reserved.

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3. Related Obligations. The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall use commercially reasonable efforts to keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investors on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earliest of (i) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement or (ii) the date as of which the Investors may sell all of the Registrable Securities required to be covered by such Registration Statement (disregarding any reduction pursuant to Section 2(e)) without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall use its commercially reasonable efforts to ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.

(b) The Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in such Registration Statement. Without limiting the generality of the foregoing, the Company covenants and agrees that at or before 8:30 a.m. (New York City time) on the Business Day immediately following the Effective Date of any Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with resales of Registrable Securities pursuant to such Registration Statement (or post-effective amendment thereto). In the case of amendments and supplements to any Registration Statement on Form S-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q, or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall file such amendments or supplements to the Registration Statement or Prospectus with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Prospectus, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investors, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

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(c) The Company shall (i) permit Investors an opportunity to review and comment upon each Registration Statement and all amendments and supplements thereto at least two (2) Business Days prior to its filing with the Commission; and (ii) shall reasonably consider any reasonable comments of the Investors on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. Investors shall use its reasonable best efforts to comment upon any such Registration Statement or amendment or supplement thereto provided by the Company within one (1) Business Day of receipt.

(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investors, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investors, all exhibits thereto; (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investors may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investors; provided, however, the Company shall not be required to furnish any document to the Investors to the extent such document is available on EDGAR.

(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investors of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States; (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period; (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period; and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e); (y) subject itself to general taxation in any such jurisdiction; or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investors of the receipt by the Company of any written notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify the Investors in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to the Investors (or such other number of copies as the Investors may reasonably request). The Company shall also promptly notify the Investors in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investors by facsimile or e-mail on the same day of such effectiveness); (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto.

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(g) The Company shall (i) use its commercially best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify the Investors of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investors provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws; (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act; (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction; or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investors is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investors and allow the Investors, at the Investors’ expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Principal Trading Market or (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another national securities exchange or trading market. The Company shall pay all fees and expenses in connection with satisfying its obligation under the preceding sentence. In addition, the Company shall reasonably cooperate with the Investors and any broker-dealer through which the Investors proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as reasonably requested by the Investors.

(j) The Company shall cooperate with the Investors and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Investors may reasonably request from time to time and registered in such names as the Investors may request.

(k) Upon the written request of the Investors, the Company shall as soon as reasonably practicable after receipt of notice from the Investors, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investors reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investors.

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(l) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-(12) month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(n) The Company shall otherwise use its commercially reasonable efforts to comply, in all material respect, with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o) Within three (3) Business Days after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors) confirmation that such Registration Statement has been declared effective by the Commission.

4. Reserved.

5. Expenses of Registration. All expenses of the Company incurred in connection with registrations, filings, or qualifications pursuant to Sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. Each Investor shall bear its own selling commissions and fees and expenses of its separate counsel.

6. Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless, and defend the Investors, each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), and each Person, if any, who controls the Investors within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense, and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing, or defending any action, claim, suit, inquiry, proceeding, investigation, or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus, or Prospectus Supplement or any such amendment thereof or supplement thereto; (ii) shall not be available to the Investors to the extent such Claim is based on a failure of the Investors to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investors pursuant to Section 9.

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(b) In connection with any Registration Statement in which the Investors is participating, the Investors agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investors furnished to the Company by the Investors expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto; and, subject to Section 6(c) and the below provisos in this Section 6(b), the Investors shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investors, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investors shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investors as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus, or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investors pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be)) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim, or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay, or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms, or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

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(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement; (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investors shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investors from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investors has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8. Reserved.

9. Assignment of Registration Rights. All or any portion of the rights under this Agreement shall be automatically assignable by the Investors to any transferee or assignee (as the case may be) of all or any portion of the Investors’ Registrable Securities, if: (i) the Investors agree in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be); (ii) the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be); (iii) immediately following such transfer or assignment (as the case may be) the further disposition of such securities by such transferee or assignee (as the case may be) is restricted under the Securities Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer or assignment (as the case may be) shall have been made in accordance with the applicable requirements of the Purchase Agreement (as the case may be); and (vi) such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws.

10. Amendment or Waiver. No provision of this Agreement may be (i) amended other than by a written instrument signed by the Company and the Investors or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

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11. Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices, or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice, or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement shall be delivered to contact information set forth in the Purchase Agreement.

(c) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(e) The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Investors to pursue actual and consequential damages for any failure by the Company to comply with the terms of Agreement. The Company covenants to the Investors that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Investors and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investors shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary, and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Investors that is requested by the Investors to enable the Investors to confirm the Company’s compliance with the terms and conditions of this Agreement (including, without limitation, compliance with Section 1 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Agreement shall be made without charge to the Investor or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Investors or its agent on its behalf.

(f) If (a) this Agreement is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Investors otherwise takes action to collect amounts due under this Agreement or to enforce the provisions of this Agreement or (b) there occurs any bankruptcy, reorganization, receivership of the company, or other proceedings affecting company creditors’ rights and involving a claim under this Agreement, then the Company shall pay the costs incurred by the Investors for such collection, enforcement, or action or in connection with such bankruptcy, reorganization, receivership, or other proceeding, including, without limitation, attorneys’ fees and disbursements.

(g) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations, and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations, or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify, or affect in any manner whatsoever any of the Company’s obligations under the Purchase Agreement.

(h) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof (and in such case, solely for the purposes set forth therein).

(i) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular, and plural forms thereof. The terms “including,” “includes,” “include,” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof,” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(j) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(k) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

12. Termination. This Agreement shall terminate in its entirety upon the date on which the Investors shall have sold all the Registrable Securities; provided, that the provisions of Sections 6, 7, 9, 10 and 11 shall remain in full force and effect.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Investors and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

ALPHA MODUS HOLDINGS, INC.

By:

Name:	William Alessi

Title:	President and Chief Executive Officer

Address: 20311 Chartwell Center Dr., #1469, Cornelius, NC 28031

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Investors and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTOR:

[Name]

By:

Name:

Title:

Address:

[Signature Page to Registration Rights Agreement]

Exhibit 10.3

THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AND AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IS PROVIDED TO SUCH EFFECT. THE TERMS “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Alpha Modus Holdings, Inc.

Warrant for the Purchase of Shares of Class A Common Stock

Issuance Date:________________

51,621,560 shares of Class A Common Stock in the aggregate

This WARRANT FOR PURCHASE OF SHARES OF CLASS A COMMON STOCK (the “Warrant”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each investor identified on Schedule 1 hereto, or its permitted assigns (each, a “Holder” and, collectively, the “Holders”), is severally entitled, subject to the terms and conditions set forth below, to purchase from Alpha Modus Holdings, Inc., a Delaware corporation (the “Company”), upon surrender of this Warrant, at any time or times on or after the date hereof, but before 5:00 p.m. Eastern Time on the date that is two years from the Issuance Date (the “Expiration Date”) the number of shares of Class A common stock set forth opposite such Holder’s name on Schedule 1 (the “Class A Common Stock”), at an exercise price per share equal to $4.36, subject to adjustment as provided herein (the “Exercise Price”). As used herein, the term “this Warrant” shall mean and include this Warrant and Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. The rights, preferences and obligations of a holder of shares of Class A Common Stock are set forth in the Company’s Certificate of Incorporation and Bylaws.

The number of shares of Class A Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) and the Exercise Price may be adjusted from time to time as hereinafter set forth. This Warrant was issued pursuant to that certain Securities Purchase Agreement, dated as of August 26, 2026, between, among others, the Company and the Holders (the “Purchase Agreement”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in the Purchase Agreement. This Warrant constitutes a separate warrant as to each Holder and only the Warrant Shares allocated to that Holder on Schedule 1; each Holder’s exercise and transfer rights apply separately.

1. Exercise of Warrant.

(a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any business day on or after the date hereof and prior to 5:00 p.m. Eastern Time on the Expiration Date by:

(i) delivery of a duly executed written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased;

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(ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”), either in cash or by certified check or wire transfer of immediately available funds; and

(iii) delivery to the Company of this Warrant (or an indemnity and evidence with respect to this Warrant in the case of its loss, theft, mutilation or destruction as provided in Section 8);

Upon the Company’s receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnity and evidence with respect to this Warrant in the case of its loss, theft, mutilation or destruction as provided in Section 8) (the “Exercise Delivery Documents”), the Holder shall be deemed for all entity purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of certificates evidencing such Warrant Shares.

(b) [Reserved]

(c) Effect of Exercise. Upon receipt by the Company of a Notice of Exercise, together with proper payment of the Exercise Price, the Company agrees to update its stock ledger to reflect the issuance of the Warrant Shares to the Holder as of the close of business on the date on which the Notice of Exercise has been delivered and payment has been made for such Warrant Shares in accordance with this Agreement and, upon the stock ledger being so updated, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. On or before the second (2nd) business day following the date on which the Company has received each of the Notice of Exercise, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft, mutilation or destruction) (the “Exercise Delivery Documents”), the Company shall issue and deliver to the address as specified in the Notice of Exercise, a certificate, registered in the name of the holder of this Warrant or its designee, for the number of Warrant Shares to which the holder of this Warrant is entitled pursuant to such exercise. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder within two (2) business days of receipt of the Warrant.

(d) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that (a) the Company has insufficient authorized and unissued capital stock to effect the issuance of the Warrant Shares; or (b) after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s affiliates, and (iii) any other Persons whose beneficial ownership of the shares of Class A Common Stock would or could be aggregated with the Holder’s for the purposes of Section 13(d) of the Exchange Act (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by the Holder and its affiliates and Attribution Parties shall include the number of shares of Class A Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation, except to the extent the Holder relies on the number of outstanding shares of Class A Common Stock that was provided by the Company. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation, except to the extent the Holder relies on the number of outstanding shares of Class A Common Stock that was provided by the Company. For purposes of this Section 1(d), in determining the number of outstanding shares of Class A Common Stock, a Holder may rely on the number of outstanding shares of Class A Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Class A Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to Holder the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of Class A Common Stock was reported. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(d), provided that the Beneficial Ownership Limitation in no event exceeds 19.99 % of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 1(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to the successor holder of this Warrant. If the Warrant is unexercisable as a result of the Holder’s Beneficial Ownership Limitation, no alternate consideration is owing to the Holder.

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(e) Voting Share Restriction. Notwithstanding Section 1(d), in the event that the Holder’s exercise of this Warrant would result in the Holder beneficially owning twenty percent (20%) or more of the Company’s issued and outstanding shares of Class A Common Stock and such exercise would require stockholder approval under the rules of the Principal Trading Market, the Holder may only exercise this Warrant up to the maximum extent permitted without such stockholder approval. Upon receipt of a Notice of Exercise that would require such stockholder approval, the Company shall promptly seek and use commercially reasonable efforts to obtain such stockholder approval. Upon obtaining such stockholder approval, the restrictions contained in Section 1(d) shall cease to apply to the Holder with respect to this Warrant and the Holder shall thereafter be entitled to exercise this Warrant in accordance with its terms without regard to the Beneficial Ownership Limitation set forth therein.

2. Representations of Holder. The Holder, by the acceptance hereof, represents and warrants that it:

(a) is acquiring this Warrant and the Warrant Shares solely for its own account, for investment and not with a view towards the distribution or resale thereof in violation of the Securities Act or any applicable state securities laws;

(b) is not a “U.S. Person” (as defined in Regulation S promulgated under the Securities Act (“Regulation S”));

(c) acquired this Warrant in an offshore transaction (as defined in Regulation S);

(d) is aware that the sale of this Warrant is being made in reliance on the exemption from registration provided by Regulation S; and

(e) acknowledges and covenants that this Warrant may not be exercised by or on behalf of a U.S. Person, except pursuant to an exemption from the registration requirements of the Securities Act and applicable securities laws;

If the Holder cannot make any of the foregoing representations at the time of any exercise of this Warrant because it would be factually incorrect at that time, the Holder shall so notify the Company, and it shall be a condition to the Holder’s exercise of this Warrant at that time that the Company receive such other assurances as the Company then considers reasonably necessary to assure the Company that the issuance of the Warrant Shares upon such exercise of this Warrant at such time shall not violate the Securities Act or any state securities laws.

3. Restrictions on Transfer.

(a) Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares shall not be transferable except pursuant to the proviso contained in the following sentence or upon the conditions specified in this Section 3, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act and applicable state law in respect of the transfer of this Warrant or such Warrant Shares. The Holder by acceptance of this Warrant agrees that the Holder will not transfer this Warrant or the related Warrant Shares prior to delivery to the Company of an opinion of the Holder’s counsel (as such opinion and such counsel are described in Section 3(b) hereof) or until registration of such Warrant Shares under the Securities Act has become effective or after a sale of such Warrant or Warrant Shares has been consummated pursuant to Rule 144 under the Securities Act.

(b) The Holder, by its acceptance hereof, agrees that prior to any transfer of this Warrant or of the related Warrant Shares (other than as permitted by Section 3(a) hereof or pursuant to a registration under the Securities Act), the Holder will give written notice to the Company of its intention to effect such transfer, together with an opinion of such counsel for the Holder as shall be reasonably acceptable to the Company, to the effect that the proposed transfer of this Warrant and/or such Warrant Shares may be effected without registration under the Securities Act. Upon delivery of such notice and opinion to the Company, the Holder shall be entitled to transfer this Warrant and/or such Warrant Shares in accordance with the intended method of disposition specified in the notice to the Company.

4. Reservation of Shares. Upon obtaining the necessary Stockholder Approval for any increase to the Company’s authorized capital stock required to provide the Company with sufficient authorized but unissued shares of Class A Common Stock to effect the issuance of the Warrant Shares, the Company shall reserve and keep available out of its authorized and unissued capital stock the maximum number of shares of Class A Common Stock issuable upon exercise of this Warrant. The Company covenants that all shares of Class A Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Class A Common Stock issuable upon exercise of this Warrant, shall be validly issued, fully paid and non-assessable.

5. Exercise Price Adjustments. The Exercise Price shall be subject to adjustment from time to time as follows:

(a) (i) In the event that the Company shall (A) pay a dividend or make a distribution, in shares of Class A Common Stock, on any class of equity interests of the Company or any subsidiary, (B) split or subdivide its outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock or (C) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, then in each such case the Exercise Price in effect immediately prior thereto shall be adjusted so that the Holder of this Warrant thereafter surrendered for exercise shall be entitled to receive the number of shares of Class A Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5(a)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in Section 5(e) below) and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Class A Common Stock issuable in payment by the Company of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Class A Common Stock under clause (iii) below.

(ii) Upon any adjustment of the Exercise Price or a number of issuable Warrant Shares pursuant to Section 5(a), the Company shall give written notice thereof to the Holder, setting forth in reasonable detail the calculation of such adjustment.

(iii) No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments that by reason of this Section 5(a)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5(a) shall be made to the nearest cent or nearest 1/100th of a share of Class A Common Stock.

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(iv) In the event that, at any time as a result of an adjustment made pursuant to Section 5(a)(i) or 5(a)(iii) above, the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive any equity interest of the Company other than shares of Class A Common Stock, thereafter the number of such other equity interests so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Class A Common Stock contained in Section 5(a)(i) above, and the other provisions of this Section 5(a) with respect to the shares of Class A Common Stock shall apply on like terms to any such other equity interests.

(b) In case of any reclassification of the shares of Class A Common Stock (other than in a transaction to which Section 5(a)(i) applies), any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share or equity interest exchange, pursuant to which exchange the shares of Class A Common Stock are converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of this Warrant then outstanding shall have the right thereafter, during the period this Warrant shall be exercisable, to exercise this Warrant only for the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock of the Company into which this Warrant might have been able to exercise for immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange assuming that such holder of shares of Class A Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction subject to adjustment as provided in Section 5(a) above following the date of consummation of such transaction. The Company shall not effect any such reclassification, consolidation, merger, sale, transfer, share exchange or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder upon its exercise of this Warrant such Shares, equity interest, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this Section 5(b) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(c) If:

(i) the Company shall take any action which would require an adjustment in the Exercise Price pursuant to Section 5(a); or

(ii) the Company shall authorize the granting to the holders of its shares of Class A Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of Class A Common Stock or any other rights, warrants or options; or

(iii) there shall be any reclassification or change of the shares of Class A Common Stock (other than a subdivision or combination of its outstanding shares of Class A Common Stock) or any consolidation, merger or statutory exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall cause to be filed with the transfer agent for this Warrant (unless there are no such transfer agent) and shall cause to be mailed to each Holder at such Holder’s address as shown on the books of the Company or the transfer agent for this Warrant, as promptly as possible, but at least thirty (30) days prior to the applicable date hereinafter specified, a notice stating (A) the record date record for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record date shall not be set, the date as of which the holders of shares of Class A Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of shares of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 5(c).

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(d) Whenever the Exercise Price is adjusted as herein provided, the Company shall promptly file with the transfer agent for this Warrant (unless there are no such transfer agent) a certificate of the directors of the Company setting forth the Exercise Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Company shall promptly cause a notice of the adjusted Exercise Price to be mailed to each Holder.

(e) In any case in which Section 5(a) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to Section 5(a) occurs after such record date but before the occurrence of such event, the Company may defer until the actual occurrence of such event (i) issuing to the Holder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Class A Common Stock issuable upon such exercise before giving effect to such adjustment, and (ii) issuing to such holder any fraction of shares of Class A Common Stock.

(f) Under no circumstances shall the Exercise Price be adjusted as a result of the issuance of securities at price lower than, the Exercise Price, except for the structural adjustments expressly set forth in Section 5.

(g) In case the Company shall take any action affecting the shares of Class A Common Stock, other than actions described in this Section 5, which in the opinion of the Board of Directors of the Company, as applicable, would materially adversely affect the exercise right of the Holder, the Exercise Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, as applicable, may determine to be equitable in the circumstances.

(h) For the purpose of any computation under this Section 5, the “Fair Market Value” per share of Class A Common Stock on any day shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) the last reported sales price so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Class A Common Stock are reported in the over-the-counter market by OTC Markets Group Inc. (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the Fair Market Value shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for thirty (30) or more days immediately prior to the day in question, in which case the Fair Market Value shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors, of the Company.

(i) Upon each adjustment of the Exercise Price, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Class A Common Stock (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares of Class A Common Stock purchasable upon exercise of this Warrant prior to adjustment of the number of shares of Class A Common Stock by the Exercise Price in effect prior to adjustment of the Exercise Price, by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

6. [Reserved].

7. Transfer Taxes. The issuance of any shares of Class A Common Stock or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing shares of Class A Common Stock or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

8. Loss or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant (and upon surrender of this Warrant if mutilated), and upon reimbursement of the Company’s reasonable expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

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9. No Rights as a Stockholder. The Holder of this Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, except as provided in this Warrant.

10. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been made upon receipt when delivered personally, via pre-paid overnight courier or by certified mail, postage pre-paid, return receipt requested. The addresses for such communications shall be:

If to the Company: Alpha Modus Holdings, Inc. Attention: William Alessi, President and Chief Executive Officer

If to the Holder: Please refer to the contact information set forth on the signature page to the Purchase Agreement.

or such other address as the Company or Holder, as applicable, may specify in written notice given to the other party in accordance with this Section 10.

11. Amendments; Integration. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party hereto against which enforcement of such change, waiver, discharge or termination is sought. This Warrant constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter of this Warrant, and supersedes all prior representations, agreements, arrangements and understandings, written or oral, between the parties with such subject matter.

12. Expiration. This Warrant, in all events, shall be wholly void and of no effect after 5:00 p.m. Eastern Time on the Expiration Date.

13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and permitted assigns.

14. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

15. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page to the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND HOLDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

16. Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary, and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 1 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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SCHEDULE 1

REGISTERED HOLDERS AND WARRANT SHARE ALLOCATIONS

No.	Registered Holder	Warrant Shares
*	*	*
	TOTAL	51,621,560

* redacted pursuant to Item 601(a)(5) of Reg. S-K.

[Signature pages follow]

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IN WITNESS WHEREOF, the Company and the Holders have executed this Warrant as of the Issuance Date.

Alpha Modus Holdings, Inc.

By:
Name:	William Alessi
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned Holder has executed this Warrant as of the Issuance Date.

HOLDER:

[Name]

By:
Name:
Title:
Address:
Warrant Shares:

EXHIBIT A TO WARRANT

SUBSCRIPTION FORM

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _______________shares of Class A Common Stock allocated to the undersigned Holder on Schedule 1 to such Warrant. The undersigned herewith makes payment of the aggregate Exercise Price for such shares at the price per share provided for in such Warrant, which is $4.36 . Such payment takes the form of $ __________ in lawful money of the United States;

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________ whose address is _________________________ .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the shares of Class A Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Date:	[Name of Holder]

By:
Name:
Title:

EXHIBIT B TO WARRANT

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Class A Common Stock of Alpha Modus Holdings, Inc. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Alpha Modus Holdings, Inc., with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Signed in the presence of:

(Name)	(address)

ACCEPTED AND AGREED:

[TRANSFEREE]

(Name)	(address)

Exhibit 99.1

Alpha Modus Advances Transaction to Add More Than $200 Million in Bitcoin Assets to Its Balance Sheet

Bitcoin valued at $71,000 per BTC under contemplated transaction; management believes transaction would materially strengthen shareholder equity and address Nasdaq’s outstanding listing deficiency

CORNELIUS, N.C., August 27, 2026 Alpha Modus Holdings, Inc. (Nasdaq: AMOD) (“Alpha Modus” or the “Company”), today announced that it is advancing a strategic transaction expected to add 3,170 Bitcoin to the Company’s balance sheet, representing more than $200 million in Bitcoin assets. Management believes the transaction would materially increase shareholder equity and address the Company’s outstanding Nasdaq shareholder equity deficiency.

The timing is intentional.

Alpha Modus explored a similar opportunity in May 2025 but elected not to proceed while Bitcoin was trading near record price levels. With Bitcoin once again attracting significant attention across the public markets, management believes the current opportunity presents a substantially more compelling combination of valuation, timing and balance-sheet impact.

“We considered pursuing this strategy when Bitcoin was near record highs, and decided that timing was not optimal,” said William Alessi, Chief Executive Officer of Alpha Modus. “We believed the better decision was to wait. Today, we have an opportunity to add more than $200 million in Bitcoin assets to our balance sheet, materially strengthen shareholder equity and address our outstanding Nasdaq listing deficiency. We believe the convergence of timing, asset value and balance-sheet impact makes this an exceptional opportunity for Alpha Modus and its shareholders.”

As contemplated, the transaction would represent a significant expansion of Alpha Modus’ asset base without changing the Company’s underlying operating strategy. Alpha Modus will continue executing across its artificial intelligence, intellectual property and financial technology businesses, supported by what management expects would be a substantially strengthened balance sheet.

Management believes the resulting increase in shareholder equity would address the Company’s outstanding Nasdaq market capitalization/shareholder equity deficiency, subject to completion of the transaction, applicable accounting treatment and Nasdaq’s determination regarding continued listing compliance.

Management further believes the transaction should be evaluated based on the value of the Bitcoin assets being added to the Company’s balance sheet relative to the consideration issued in the transaction, rather than the issuance of securities in isolation.

About Alpha Modus Holdings, Inc.

Alpha Modus Holdings, Inc. (“Alpha Modus” or the “Company”) (Nasdaq: AMOD) is a vertical AI company focused on real-time, in-store shopper engagement and attribution. Its patented “closed-loop” retail AI framework, Sense → Decide → Deliver → Attribute, enables brands and retailers to measure the full impact of digital content, physical interactions, and transaction outcomes. Through subsidiaries like Alpha Modus Financial Services, the Company is actively deploying technologies that merge artificial intelligence, retail media, and financial access across the physical retail landscape.

For more information, visit alphamodus.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Alpha Modus’s actual results may differ from their expectations, estimates, and projections, and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. These forward-looking statements include, without limitation, Alpha Modus’s expectations with respect to future performance, initiatives and implementation, including with respect to the contemplated Bitcoin transaction described herein, and its effects on the Company’s balance sheet, shareholder equity, and Nasdaq listing.

Alpha Modus Holdings, Inc. (“Alpha Modus”) cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Alpha Modus does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contact

Alpha Modus Holdings, Inc.

Email: ir@alphamodus.com

Website: alphamodus.com